UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2014

ENDURANCE EXPLORATION GROUP, INC.

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Endurance Exploration Group, Inc.

For Immediate Release

Endurance Exploration Group, Inc. (EXPL) Files 8K for Investor Presentation and Updates its New Website

February 10, 2014 / Clearwater, Florida.

Endurance Exploration Group, Inc. (“Endurance”) a marine survey, search, and recovery company which specializes in historical shipwreck projects today announced that it has filed an 8k with the Company’s updated investor presentation attached as an exhibit.

The Company intends to present its up-to-date presentation at two upcoming investor/broker-dealer conferences:

FSXinterlinked Investment Conference, being held at the Ritz Carlton Hotel in Dallas, TX, February 12-14

http://www.fsxinterlinked.com/fsx-conferences/

And,

National Investment Banking Association (NIBA) Conference being held at the Riverside Hotel in Ft. Lauderdale, FL, February 26-28

http://nibanet.org/conferences/niba-february-2014-ft-lauderdale-fl-conference

Additionally, the Company has announced its new website, www.enduranceexplorationgroup.com

Cautionary Information Regarding Forward-Looking Statements.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995.  Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated.  The information contained in this release is as of February 10, 2014.  Endurance Exploration Group, Inc assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: February 10, 2014	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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